As filed with the Securities and Exchange Commission on April 25, 1997
                                                  Registration No. 33-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              LACLEDE STEEL COMPANY
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               (Exact name of issuer as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   43-0368310
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                     (I.R.S. Employer Identification Number)

                             One Metropolitan Square
                               211 North Broadway
                         St. Louis, Missouri 63102-2738
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                    (Address of principal executive offices)

                              LACLEDE STEEL COMPANY
                             1997 STOCK OPTION PLAN
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                            (Full title of the Plan)

                                 Michael H. Lane
                Vice President - Finance, Treasurer and Secretary
                              Laclede Steel Company
                             One Metropolitan Square
                               211 North Broadway
                         St. Louis, Missouri 63102-2738
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                     (Name and Address of Agent for Service)

                                 (314) 425-1400
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          (Telephone number, including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
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                                                        Proposed      Proposed
            Title of                                     Maximum      Maximum
           Securities              Amount    Offering   Aggregate    Amount of
              to be                 to be    Price Per  Offering    Registration
           Registered            Registered    Share    Price (1)       Fee
-------------------------------  ----------  ---------  ----------  ------------
Common Stock, $.01 par value(2)   325,000    $4.25 (3)  $1,381,250      $419
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(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock on April 23, 1997, as reported by NASDAQ.

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

(3) Omitted pursuant to Rule 457(o) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference as of their respective dates of filing:

     (a) Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1996; and

     (b) The description of the registrant's common stock which is contained in the registration statement filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company's Certificate of Incorporation contains such a provision.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Reference is made to the Exhibit Index.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri on April 24, 1997.

                                        LACLEDE STEEL COMPANY

                                        By   /s/ John B. McKinney
                                             -----------------------------------
                                             John B. McKinney
                                             President, Chief Executive
                                             Officer and Director

     Each person whose signature appears below hereby appoints John B. McKinney and Michael H. Lane, and each of them severally, as the undersigned's lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any amendments to the foregoing Registration Statement and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned each hereby ratifies and approves the acts of such attorneys and each of them.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 24, 1997:


Name                                    Title
--------------------------------------  ----------------------------------------

/s/ John B. McKinney                    President, Chief Executive Officer
--------------------------------------  and Director (principal executive
John B. McKinney                        officer)

/s/ Michael H. Lane                     Vice President-Finance, Treasurer and
--------------------------------------  Secretary (principal financial and
Michael H. Lane                         accounting officer)

/s/ Donald F. Gunning                   Director
--------------------------------------
Donald F. Gunning

/s/ A. William Hager                    Director
--------------------------------------
A. William Hager

/s/ E. Lawrence Keyes, Jr.              Director
--------------------------------------
E. Lawrence Keyes, Jr.

/s/ Robert H. Quenon                    Director
--------------------------------------
Robert H. Quenon

/s/ Lawrence K. Roos                    Director
--------------------------------------
Lawrence K. Roos

/s/ Edwin J. Spiegel, Jr.               Director
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Edwin J. Spiegel, Jr.

/s/ Lester Varn, Jr.                    Director
--------------------------------------
Lester Varn, Jr.

/s/ George H. Walker III                Director
--------------------------------------
George H. Walker III

                                  EXHIBIT INDEX

Exhibit Number  Description                                                 Page
--------------  ---------------------------------------------------------- -----

4.1            1997 Stock Plan                                             N/A

4.2 Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3 to the Company's Quarterly
               Report on Form 10-Q for quarter ended September 30, 1996)   N/A

4.3            Last Amended Bylaws of the Company dated April 7, 1997      II-6

5.1            Legal Opinion of Bryan Cave LLP                             II-25

23.1           Consent of Bryan Cave LLP (Included in Exhibit 5.1)         N/A

23.2           Consent of Deloitte & Touche LLP                            II-26

24.1           Power of Attorney (Included on Signature Page)              N/A